FORM 8-K






FRIDAY   MARCH 10, 2021




CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934









Date of report (Date of earliest event report:


FRIDAY   MARCH 10, 2021





Access-Power, & Co., Inc.
(Exact name of registrant as specified in its charter)

State of Jurisdiction of incorporation: FLORIDA
Commission File No: 333-65069





IRS Employer Identification No: 59-3420985


(Address of Principal Executive Officers)

Access-Power & Co., Inc.
PO BOX 598
Grand Haven, MI  49417






Registrant telephone number, including area code:
616-312-5390

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

[] Written communications pursuant to Rule 425 under securities Act (17 CFR230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 8.01 OTHER MATTERS...

Dear beloved Shareholders and Commissioners of the SEC,

ACCR is invention mode today:

https://www.accrsportsbook.com

The State of Michigan in January 2021 approved SportsBook betting in the State of Michigan. We are going to create an EXECUTIVE COMMITTEE over the next 6 months (maybe sooner) to analyze if we can legally attach a Live SportsBook to the ACCR profit center. This is not an easy task. Luckily, here in Michigan, the https://www.accrsportsbook.com

Right now, advertising in the State of Michigan every day during the 5 O'Clock News, airing today is SPORTSBETTING advertising all over Michigan. If other PUBLIC COMPANIES like MGM Sports Book can offer this, why can't ACCR?

We will follow all FEDERAL LAWS and see if this is an option for a public company. The idea of a ONLINE SPORTS BOOK...is this all possible in 2021 SEC LAWs? It is fascinating...if legal.

Reminder, ACCR is probably the ONLY PINK INFORMATION
Company to ever undergoe and complete a PCAOB audit--->
April 2nd, 2021. Today, we also left a message for our Chief Legal at the Section 11 Division of Corporate Finance. We are preparing the
SEC Division of Corporate Finance FORM 10 to get the job DONE!

RE-REGISTERED PER ALL SEC LAWS.

OTC Markets has assured ACCR that once the FORM 10 is declared effctive (THEY COULD SAY NO!), ACCR will be fully registered and reporting according to all the Spirit and Laws of the Securities Act of 1933, and the Exchange ACT of 1934. To this end, ACCR expects to become a CURRENT INFORMATION company according to OTC Markets.com

Once declared effective, per OTC MARKETS the RED STOP SIGN will be taken down and replaced with the ACCR PINK CURRENT
CO., tier with no additional forms and fees. It is not over yet, now we go before the SEC ... THEY COULD SAY NO.

It is a back and forth commentary period.

ESTIMATED PROJECT COMPLETION DATE:
On or around June 1st, 2021.

We hired Ben Borgers into 2021 to help ACCR with filing of the Qs too.

NO PUMP
NO PROMOTION
NO INSIDER DUMPING
NO DILUTION
NO PREFERREDs
NO TOXIC FUNDING

GO ACCR!!!

Patrick J Jensen
Director of ACCR
FRIDAY   MARCH 10, 2021


The following should be considered in connection with an evaluation of our business and recent market activities as described above:
There are various risk factors that should be carefully considered in evaluating our business; because such factors may have a significant impact on our business, our operating results, our liquidity and financial condition. As a result of these various risk factors, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, result of operations, liquidity and financial condition. If any such risks occur, our business, its operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, if a stable trading market for our securities is established, the trading price of our securities could decline, and you may lose all or part of your investment.

SECURITIES ISSUED BY THE COMPANY INVOLVE
A HIGH DEGREE OF RISK AND, THEREFORE, SHOULD
BE CONSIDERED EXTREMELY SPECULATIVE. THEY
SHOULD NOT BE PURCHASED BY PERSONS
WHO CANNOT AFFORD THE POSSIBILITY OF THE
LOSS OF THE ENTIRE INVESTMENT. PROSPECTIVE
INVESTORS SHOULD READ ALL OF THE COMPANY'S
FILINGS, INCLUDING ALL EXHIBITS, AND
CAREFULLY CONSIDER, AMONG OTHER FACTORS THE
VARIOUS RISK FACTORS THAT MAY
BE PRESENT.

BEWARE OF NAKED SHORTING IN OUR SHARES

You should be aware that there are many substantial risks to an investment in our common stock. Carefully consider these risk factors, along with any available information currently reported by the Company (of which there are note), before you decide to invest in shares of our common stock.
If these risk factors were to occur, our business, financial condition, results of operations or future prospects could be materially adversely affected. If that happens, the market price for our common stock, if any, could decline, and prospective investors would likely lose all or even part of their investment. Cautionary Language Concerning Forward-Looking Statements
Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company r its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the Company's business, based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors.





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